Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

August 10, 2018

Altra Industrial Motion Corp.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Altra Industrial Motion Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (Registration No. 333-224750) as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by the Company of up to 35,000,000 shares of common stock (the “Shares”), par value $0.001 per share, of the Company, to be issued pursuant to the Agreement and Plan of Merger and Reorganization, dated as of March 7, 2018 (the “Merger Agreement”), by and among Fortive Corporation, a Delaware corporation (“Fortive”), Stevens Holding Company, Inc., a Delaware corporation and a wholly owned subsidiary of Fortive (“Newco”), the Company, and McHale Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (such issuance, the “Share Issuance”).

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Second Amended and Restated Certificate of Incorporation of the Company (“Company Articles”) in effect as of the date hereof, (b) the form of Certificate of Amendment to the Company Articles, which will become effective prior to the Share Issuance (as defined below), (c) the Second Amended and Restated Bylaws of the Company, (d) the resolutions adopted by the Board of Directors of the Company on March 6, 2018 and August 3, 2018, (e) various corporate records and proceedings relating to the organization of the Company and the Share Issuance, (f) the Registration Statement and (g) the Merger Agreement. We have relied, with respect to certain factual matters, on representations of the Company and documents furnished to us by the Company.

We have also assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based on the foregoing and subject to the qualifications set forth herein and subject to compliance with applicable state securities laws and approval of the Share Issuance by the affirmative vote of a majority of the shares of common stock of the Company represented and voting at the special meeting of stockholders of the Company to, among other things, approve the Share Issuance, either in person or by proxy (assuming a quorum is present), we are of opinion that the Shares, upon issuance and delivery in exchange for the issued and outstanding shares of common stock of Newco, par value $0.01 per share, in accordance with the terms of the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

We are aware that we are referred to under the heading “Legal Matters” in the proxy statement/prospectus constituting a part of the Registration Statement. We hereby consent to such use of our name therein and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Altra Industrial Motion Corp.

300 Granite Street, Suite 201

Braintree, MA 02184

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